UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: June 28, 2005

GOLDENEYE CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51106	13-4067567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 110310 Naples, Florida	34108-0106
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, including area code: 239-598-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 29, 2005, Mr. Yao Wei Jie and Mr. Chu Wing Lung were appointed to the Company’s board of directors.

There were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which the new director had, or is to have, a direct or indirect material interest.

The new directors have not been appointed to any committees of the Board of Directors.  The Company does not currently have standing audit, nominating or compensation committees of the Board of Directors or any other committees performing similar functions. All such applicable functions are currently being performed by the Board of Directors as a whole.

Biographical Information

Biographical information regarding the newly appointed directors follows:

Yao Wei Jie, age 37, was appointed as a director of the Company on June 28, 2005.   Mr. Yao has over ten years experience in the media, television and design industries in China.  Before joining the Company, Mr. Yao has served as a director for Beijing Hua Kun Tian Ying Television Development Company, Ltd., Beijing Hua Kun Long Sheng Media Company, Ltd., and Beijing Jing Qi Shi Dai Wu Mei Design Company, Ltd.

Chu Wing Lung, was appointed as a director of the Company on June 28, 2005.  Mr. Chu is Chairman and CEO of YSY Entertainment Group Limited.  He has over 15 years experience in directing and choreographing concert performances for singers and performing artists, and has been to artist manager of Miss Cecelia Chung, a well known singer and performing artist in Asia.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

GOLDENEYE CAPITAL GROUP, INC (Registrant)

Date: June 29, 2005	/s/ Joseph Pioppi, President

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